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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-51989, 333-26755, 333-16463, 333-16445,
333-82901) of ALLETE (legally incorporated as Minnesota Power, Inc.) of our report dated January 17, 2001 appearing on page 54 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 17, 2001 relating to the Financial Statement Schedule, which appears on page 74 of this Form 10-K.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-02109, 333-40797, 333-52161, 333-58945, 333-54330, 333-41882) of ALLETE (legally incorporated as
Minnesota Power, Inc.) of our report dated January 17, 2001 appearing on page 54 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 17, 2001 relating to the Financial Statement Schedule, which appears on page 74 of this Form 10-K.

PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 5, 2001